Exhibit 21

Expedia, Inc. Subsidiaries

As of December 31, 2010

DOMESTIC

Entity	Jurisdiction of Formation
Activity Information Center, Inc.	HI
Carrentals, LLC	DE
Classic Vacations, LLC	NV
CruiseShipCenters Holdings Inc. (60%)	NV
CruiseShipCenters USA Inc. (60%)	NV
DN Holdings LLC	DE
Egencia APAC Holdings, Inc.	WA
Egencia LLC	NV
Expedia Global, LLC	NV
Expedia US, Inc.	NV
Expedia, Inc.	WA
FlipKey, Inc. (77%)	DE
Hotels.com GP, LLC	TX
Hotels.com, L.P.	TX
Hotwire, Inc.	DE
HRN 99 Holdings, LLC	NY
IAN.com, LP	DE
Interactive Affiliate Network, LLC	DE
Mobiata, LLC	MN
Premier Getaways, Inc.	FL
Smarter Travel Media LLC	NV
T-16 Holdings, LLC	DE
The Independent Traveler, Inc.	NJ
The TripAdvisor-Expedia Foundation	DE
Travelscape, LLC	NV
Tripadvisor APAC Holdings Corporation	DE
Tripadvisor Holdings, LLC	MA
Tripadvisor LLC	DE
WWTE, Inc.	NV

Expedia, Inc. Subsidiaries

As of December 31, 2010

INTERNATIONAL

Entity	Jurisdiction of Formation
Beijing Kuxun Technology Co., Ltd.	China
Beijing Kuxun Interactive Technology Co., Ltd.	China
Bookingbuddy K.K.	Japan
Bravado Investments Limited	British Virgin Islands
C.A. ID SAS	France
CarRentals K.K.	Japan
CruiseShipCenters International Inc. (60%)	Canada (BC company)
CSC Holdings Inc.	Canada (BC company)
Egencia Australia Pty Ltd	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Europe SA	France
Egencia France SAS	France
Egencia GmbH	Germany
Egencia K.K. (formerly Expedia Delta K.K.)	Japan
Egencia Travel India Private Limited	India
Egencia UK Ltd.	United Kingdom
eLong, Inc. (66%)	Cayman Islands
eLongNet Information Technology (Beijing) Co., Ltd.	China
Expedia Alpha Y.K.	Japan
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Beta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Business Service (Beijing) Co., Ltd.	China
Expedia Canada Corp.	Canada
Expedia do Brasil Agencia de Viagens e Tusismo Ltda.	Brazil
changed name to Egencia K.K.
Expedia Denmark ApS	Denmark
Expedia Epsilon K.K.	Japan
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ - LLC	United Arab Emirates (Dubai)
Expedia Greece Travel Support Servics EPE	Greece
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Korea Co., Ltd.	Republic of Korea
Expedia Malaysia Sdn Bhd	Malaysia
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia New Zealand Limited	New Zealand
Expedia Online Travel Services India Private Limited	India
Expedia Omega K.K.	Japan
Expedia Poland Sp. z o.o.	Poland
Expedia s.a.	Belgium
Expedia Sigma K.K.	Japan
Expedia Spain, S.L.	Spain
Expedia Services CZ s.r.o	Czech Republic
Expedia Services s.a.s.	France
Expedia Singapore Pte. Ltd.	Singapore
Expedia Sweden AB	Sweden
Expedia Partner Services Group Sarl	Switzerland

Expedia (Thailand) Limited	Thailand
ExpediaTurkey Seyahat Destek Hizmetleri Limited Şirketi	Turkey
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands
GL Expedia S.A.S. (49.9%)	France
Holiday Lettings (Holdings) Limited	United Kingdom
Holiday Lettings Limited	United Kingdom
Hotels (TR) Limited	United Kingdom
Hotelz Y.K.	Japan
HRN France SAS	France
Interactive Domain Name Holdings Corporation	Canada (Nova Scotia company)
Kooxoo, Inc.	Cayman Islands
Marvillo S.a.r.l.	Luxembourg
Shanghai Xinwang Computer	China
Smartertravel K.K.	Japan
Taistil Travel Limited	Ireland
TripAdvisor Australia Pty Limited	Australia
TripAdvisor Cayman Holdings Limited	Cayman Islands
TripAdvisor France SAS	France
TripAdvisor GmbH	Germany
TripAdvisor Limited	United Kingdom
Tripadvisor Singapore Private Limited	Singapore
TripAdvisor K.K.	Japan
TripAdvisor Spain, S.L.	Spain
TripAdvisor Travel India Private Limited	India
Tuqu Net Information Technology (Beijing) Co., Ltd.	China
Vacationspot, S.L.	Spain
Venere Net S.p.A.	Italy
Venere UK Limited	United Kingdom
WWTE Travel Limited	Ireland
WWTE Travel S.à r.l.	Luxembourg